Exhibit 99.1

FLUIDIGM REPORTS Q3 2015 FINANCIAL RESULTS

SOUTH SAN FRANCISCO, Calif. - October 29, 2015 - Fluidigm Corporation (NASDAQ:FLDM) today announced its financial results for the third quarter ended September 30, 2015.

Total revenue for the third quarter of 2015 was $28.6 million, a decrease of 3% from $29.6 million in the third quarter of 2014. On a constant-currency basis, total revenue increased 3% year-over-year.

Net loss for the third quarter of 2015 was $9.3 million, compared to a net loss of $13.8 million in the third quarter of 2014. Non-GAAP net loss for the third quarter of 2015 was $4.4 million, compared with non-GAAP net loss of $3.1 million for the third quarter of 2014 (see accompanying table for reconciliation of GAAP and non-GAAP measures).

“We are encouraged by our third quarter performance and improvements in our commercial execution. Last quarter, we highlighted four key assumptions incorporated in our second half of 2015 revenue guidance. Specifically, we expected growth within our single-cell proteomics product line, genomics analytical consumables pull-through to be within the range in the first half of the year, modest contribution from new products, and muted results from core single-cell genomics instrumentation. Our results in the third quarter were consistent with these expectations, and we expect these trends to continue in the fourth quarter as we continue to implement organizational changes and benefit from our increased focus. We are narrowing our 2015 total revenue guidance range to be between $111 million and $114 million,” said Gajus Worthington, Fluidigm President and Chief Executive Officer.

“We have made substantial progress in implementing our new organizational structure, adding executive sales leadership, and re-focusing our commercial activity. We believe these key actions have stabilized our near-term performance and position us for growth in 2016 and beyond,” continued Worthington.

Financial Highlights and Analysis

•
Instrument and service revenue was up 4% or $0.7 million year-on-year in the quarter, primarily due to contribution from new products, increased sales of Helios™ (CyTOF®) systems and service, partly offset by decreased sales from core genomics systems.

◦	Approximately 45% of the Biomark™ HD system sales during the quarter were motivated by single-cell biology research.

◦	Approximately 20% of C1™ system sales were combined with a Biomark HD system in the quarter.

•	Consumables revenue declined 14% or $1.7 million year-on-year in the quarter, primarily due to decreased sales from production genomics applications.

◦
IFC (integrated fluidic circuit) pull-through in the quarter was within its revised historical range of $25,000 - $35,000 per instrument/year for genomics analytical systems and within its historical range of $15,000 - $25,000 per instrument/year for genomics preparatory systems.

◦	Consumables pull-through for proteomics analytical systems in the quarter was within its historical range of $50,000 - $70,000 per instrument/year.

•	Geographic revenue as a percent of total product revenue in the third quarter of 2015 was as follows: United States -48%; Europe - 35%; Japan - 4%; Asia-Pacific -8%; and Other -5%.

•	Fluidigm’s total instrument installed base was approximately 1,565 units at the end of the quarter.

◦	Approximately 55% of the installed base was analytical versus 45% preparatory systems.

◦	Single-cell biology systems (includes C1, Polaris™, Helios, CyTOF, CyTOF 2, Callisto™, Biomark and Biomark HD systems motivated by single-cell research) represented approximately 760 units.

•
GAAP product margin was 58.3% in the third quarter of 2015, versus 61.3% in the year ago period. Non-GAAP product margin was 72.1% in the third quarter of 2015, versus 74.4% in the year ago period. Non-GAAP product margin excludes the effects of amortization of developed technology, depreciation and amortization, and stock-based compensation expense (see accompanying table for reconciliation of GAAP and non-GAAP product margins).

•	Fluidigm ended September 30, 2015 with approximately $114.1 million in cash, cash equivalents, and investments.

Business Highlights Since Fluidigm’s Last Earnings Release

•
Fluidigm, in partnership with Monash University, the University of Melbourne, the University of Newcastle, and the Hudson Institute of Medical Research established Australia’s first Single-Cell Genomics Centre of Excellence.

•	We commercially launched the high throughput single-cell mRNA sequencing workflow for the C1 system, which includes a new integrated fluidic circuit (IFC) and reagent kit.

•
Fluidigm expanded its commercial leadership team with the addition of industry veterans Fred Graff, Vice President, North America Sales; John Stark, Senior Vice President, Commercial Operations; and Pat Cooke, PhD, Vice President, Global Services.

Financial Outlook
Fluidigm now projects total revenue to be between $111 million and $114 million versus prior guidance of between $110 million and $115 million. 2015 revenue projections incorporate an estimated negative currency related impact of approximately 4 to 5 percent at the midpoint of the range.

The Company now projects 2015 operating expenses on a GAAP basis to be between $121 million and $124 million (excluding the gain on escrow settlement) compared to prior guidance of $123 million and $128 million. Non-GAAP operating expenses, excluding approximately $16 million of estimated stock-based compensation expense, and $4 million of estimated depreciation and amortization expense, are expected to be between $101 million and $104 million versus prior guidance of $101 million and $106 million (also, see accompanying table for reconciliation of GAAP and non-GAAP operating expenses for the third quarter results of 2015 and 2014). Interest expense is projected to be approximately $6 million and capital spending is projected to be between $4 million and $5 million compared to prior guidance of $6 million and $8 million.

Conference Call Information
Fluidigm will host a conference call today, October 29, 2015 at 2:00 p.m. PST (5:00 p.m. EST). The call can be accessed by calling (877) 556-5248 (domestic toll-free) or (720) 545-0029 (international toll). Fluidigm will also provide a live stream of its Q3 2015 financial results conference call for investors at: http://investors.fluidigm.com. The link will not be active until 4:45 p.m. Eastern Time on October 29, 2015. A telephone replay of the teleconference will be available 90 minutes after the end of the call at (855) 859-2056 (domestic toll-free), or (404) 537-3406 (international toll), access code 45143274. The conference call will also be archived on the Fluidigm investor’s page at: http://investors.fluidigm.com.

Statement Regarding Use of Non-GAAP Financial Information
Fluidigm has presented certain financial information in accordance with GAAP and also on a non-GAAP basis for the third quarter of 2015 and 2014. Management believes that non-GAAP financial measures, taken in conjunction with GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of the company’s core operating results. Management uses non-GAAP measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark the company’s performance externally against competitors. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under U.S. GAAP. Fluidigm encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the accompanying table of this release.

Use of Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to current estimates of 2015 total revenue, GAAP and non-GAAP operating expenses, stock-based compensation expense, depreciation and amortization expense, interest expense, capital spending, and currency related impact on 2015 revenue; anticipated trends relating to growth within Fluidigm’s single-cell proteomics product line, consumables pull-through range, contribution from new products, and results from core single-cell genomics instrumentation; and expectations regarding Fluidigm’s near-term performance and potential growth in 2016 and beyond. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to, risks relating to the future financial performance of Fluidigm’s product lines; challenges inherent in developing, manufacturing, launching, marketing, and selling new products; potential product performance and quality issues; the possible loss of key employees, customers, or suppliers; intellectual property risks, including risks relating to maintaining material in-licensed intellectual property rights; competition; Fluidigm’s research and development, sales, marketing, and distribution plans and capabilities; reduction in research and development spending or changes in budget priorities by customers; interruptions or delays in the supply of components or materials for, or manufacturing of, its products; seasonal variations in customer operations; unanticipated increases in costs or expenses; and risks associated with international operations. Information on these and additional risks, uncertainties, and other information affecting Fluidigm’s business and operating results are contained in Fluidigm’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, and other filings with the Securities and Exchange Commission. Additional information will also be set forth in Fluidigm’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 to be filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Fluidigm Corporation disclaims any obligation to update these forward-looking statements except as may be required by law.

About Fluidigm
Fluidigm (NASDAQ:FLDM) develops, manufactures, and markets life science analytical and preparatory systems for growth markets such as single-cell biology and production genomics. We sell to leading academic institutions, clinical laboratories, and pharmaceutical, biotechnology, and agricultural biotechnology companies worldwide. Our systems are based on proprietary microfluidics and multi-parameter mass cytometry technology, and are designed to significantly simplify experimental workflow, increase throughput, and reduce costs, while providing excellent data quality. Fluidigm products are provided for Research Use Only. Not for use in diagnostic procedures.

We use our website (www.fluidigm.com), corporate Twitter account (@Fluidigm), Facebook page (https://www.facebook.com/Fluidigm), and LinkedIn page (https://www.linkedin.com/company/fluidigm-corporation) as channels of distribution of information about our products, our planned financial and other announcements, our attendance at upcoming investor and industry conferences, and other matters.  Such information may be deemed material information and we may use these channels to comply with our disclosure obligations under Regulation FD. Therefore, investors should monitor our website and our social media accounts in addition to following our press releases, SEC filings, public conference calls, and webcasts.

Fluidigm, the Fluidigm logo, Helios, CyTOF, Biomark, C1, Polaris, and Callisto are trademarks or registered trademarks of Fluidigm Corporation.

Contact:
Fluidigm Corporation
Ana Petrovic
Director, Investor Relations & Strategy
650.243.6628 (Office)
ana.petrovic@fluidigm.com

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue:
Instruments	$15,057	$15,576	$42,757	$42,161
Consumables	10,044	11,715	$31,992	$34,165
Product revenue	25,101	27,291	$74,749	$76,326
Service revenue	3,487	2,273	$9,043	$6,166
License and grant revenue	55	71	198	474
Total revenue	28,643	29,635	83,990	82,966
Costs and expenses:
Cost of product revenue	10,463	10,558	31,512	27,759
Cost of service revenue	967	863	2,529	2,321
Research and development	9,444	12,687	29,524	31,707
Selling, general and administrative	19,558	18,574	60,874	52,486
Acquisition-related expenses	—	—	—	10,696
Gain on escrow settlement	(3,986)	—	(3,986)	—
Total costs and expenses	36,446	42,682	120,453	124,969
Loss from operations	(7,803)	(13,047)	(36,463)	(42,003)
Gain from sale of investment in Verinata	—	332	—	332
Interest expense	(1,451)	(1,453)	(4,355)	(3,894)
Other expense, net	(377)	(338)	(889)	(308)
Loss before income taxes	(9,631)	(14,506)	(41,707)	(45,873)
Benefit from income taxes	362	716	1,271	3,987
Net loss	$(9,269)	$(13,790)	$(40,436)	$(41,886)
Net loss per share, basic and diluted	$(0.32)	$(0.49)	$(1.41)	$(1.52)
Shares used in computing net loss per share, basic and diluted	28,758	28,085	28,677	27,613

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2015	December 31, 2014 (1)
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$28,817	$33,713
Short-term investments	68,253	81,588
Accounts receivable, net	26,248	22,384
Inventories	19,141	15,991
Prepaid expenses and other current assets	2,991	2,221
Total current assets	145,450	155,897
Long-term investments	17,033	27,499
Property and equipment, net	14,358	13,889
Other non-current assets	3,688	3,966
Developed technology, net	93,850	102,200
Goodwill	104,108	104,108
Total assets	$378,487	$407,559
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,303	$5,919
Accrued compensation and related benefits	3,586	6,874
Other accrued liabilities	9,413	9,664
Deferred revenue, current portion	8,179	6,928
Total current liabilities	27,481	29,385
Convertible notes, net	195,626	195,455
Deferred tax liability, net	24,118	26,152
Other non-current liabilities	7,136	6,148
Total liabilities	254,361	257,140
Total stockholders’ equity	124,126	150,419
Total liabilities and stockholders’ equity	$378,487	$407,559

(1) Derived from audited consolidated financial statements

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2015	2014
Operating activities
Net loss	$(40,436)	$(41,886)
Depreciation and amortization	4,030	2,922
Stock-based compensation expense	12,850	15,280
Amortization of developed technology	8,400	7,000
Non-cash charges related to acquisition	—	3,446
Gain on escrow settlement	(3,986)	—
Gain from sale of investment in Verinata	—	(332)
Other non-cash item	223	83
Changes in assets and liabilities, net	(11,410)	(5,611)
Net cash used in operating activities	(30,329)	(19,098)

Investing activities
Acquisition, net of cash acquired	—	(113,190)
Purchases of investments	(53,704)	(106,672)
Proceeds from sales and maturities of investments	77,319	41,412
Proceeds from sale of investment in Verinata	—	332
Purchase of intangible assets	(170)	—
Purchases of property and equipment	(2,545)	(5,919)
Net cash provided by (used in) investing activities	20,900	(184,037)

Financing activities
Proceeds from issuance of convertible notes, net	—	195,212
Proceeds from exercise of stock options	5,272	4,084
Net cash provided by financing activities	5,272	199,296
Effect of foreign exchange rate fluctuations on cash and cash equivalents	(739)	(483)
Net increase (decrease) in cash and cash equivalents	(4,896)	(4,322)
Cash and cash equivalents at beginning of period	33,713	35,261
Cash and cash equivalents at end of period	$28,817	$30,939

FLUIDIGM CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION(1)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net loss (GAAP)	$(9,269)	$(13,790)	$(40,436)	$(41,886)
Acquisition-related expenses	—	—	—	10,696
Gain on escrow settlement	(3,986)	—	(3,986)	—
Stock-based compensation expense	4,144	6,024	12,850	15,280
Amortization of developed technology	2,800	2,800	8,400	7,000
Interest expense	1,451	1,453	4,355	3,894
Depreciation and amortization	1,132	1,080	3,559	2,922
Non-cash charge for sale of inventory revalued at the date of acquisition	—	116	—	798
Benefit from acquisition related income taxes	(710)	(449)	(2,324)	(3,188)
Gain on sale of investment in Verinata	—	(332)	—	(332)
Loss on disposal of property and equipment	—	16	93	83
Net loss (Non-GAAP)	$(4,438)	$(3,082)	$(17,489)	$(4,733)
Shares used in net loss per share calculation - basic and diluted (GAAP and Non-GAAP)	28,758	28,085	28,677	27,613
Net loss per share - basic and diluted (GAAP)	$(0.32)	$(0.49)	$(1.41)	$(1.52)
Net loss per share - basic and diluted (Non-GAAP)	$(0.15)	$(0.11)	$(0.61)	$(0.17)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP PRODUCT MARGIN

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Product margin (GAAP)	$14,638	$16,733	$43,237	$48,567
Amortization of developed technology	2,800	2,800	8,400	7,000
Depreciation and amortization	260	214	775	652
Non-cash charge for sale of inventory revalued at the date of acquisition	—	116	—	798
Stock-based compensation expense	$412	443	1,420	1,149
Product margin (Non-GAAP)	$18,110	$20,306	$53,832	$58,166

Product margin percentage (GAAP)	58.3%	61.3%	57.8%	63.6%
Product margin percentage (Non-GAAP)	72.1%	74.4%	72.0%	76.2%

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP OPERATING EXPENSES

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Operating expenses (GAAP)	25,016	31,261	86,412	94,889
Acquisition-related expenses	—	—	—	(10,696)
Gain on escrow settlement	3,986	—	3,986	—
Stock-based compensation expense	(3,732)	(5,581)	(11,430)	(14,131)
Depreciation and amortization	(872)	(866)	(2,784)	(2,270)
Loss on disposal of property and equipment	—	—	(93)	—
Operating expenses (Non-GAAP)	$24,398	$24,814	$76,091	$67,792

RECONCILIATION OF GAAP TO NON-GAAP REVENUE GROWTH
EXCLUDING THE IMPACT OF FOREIGN EXCHANGE
For the three months ended September 30, 2015

Revenue growth, reported	(3)%
Impact of foreign exchange	6%
Non-GAAP revenue growth, constant currency	3%

(1) Acquisition-related expenses include charges for accelerated vesting of certain DVS restricted stock and options; consulting, legal, and investment banking fees; and other expenses.

RECLASSIFICATION OF PREVIOUSLY REPORTED INSTRUMENT REVENUE TO CONFORM WITH CURRENT PERIOD PRESENTATION
(In thousands)
(Unaudited)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
	2015	2015	2015	2014	2014	2014	2014
Revenue:
Instruments	$15,057	$14,532	$13,168	$18,092	$15,576	$13,194	$13,391
Consumables	10,044	11,122	10,826	12,653	11,715	12,108	10,342
Product revenue	25,101	25,654	23,994	$30,745	$27,291	$25,302	$23,733
Service revenue	3,487	2,904	2,652	2,678	2,273	2,177	1,716
License and grant revenue	55	60	83	67	$71	128	275
Total revenue	$28,643	$28,618	$26,729	$33,490	$29,635	$27,607	$25,724

Year-over-year instrument revenue growth	(3)%	10%	(2)%
Year-over-year instrument and service revenue growth	4%	13%	5%